COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS PREMIER STATE MUNICIPAL BOND FUND, TEXAS SERIES
CLASS A SHARES AND THE LEHMAN BROTHERS MUNICIPAL BOND
INDEX

EXHIBIT A:
                                    DREYFUS
                                 PREMIER STATE
                                   MUNICIPAL
 PERIOD         LEHMAN BROTHERS    BOND FUND,
                MUNICIPAL         TEXAS SERIES
                BOND INDEX *    (CLASS A SHARES)

4/30/88          10,000                    9,552
4/30/89          10,893                   10,773
4/30/90          11,678                   11,586
4/30/91          13,019                   12,922
4/30/92          14,257                   14,339
4/30/93          16,061                   16,317
4/30/94          16,407                   16,745
4/30/95          17,499                   18,023
4/30/96          18,889                   19,476
4/30/97          20,142                   20,984
4/30/98          22,016                   23,090

*Source: Lehman Brothers